Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-172773 on Form S-4 of our report dated March 1, 2011 (March 11, 2011 as to Note 14) relating to the consolidated financial statements of Cedar Fair, L.P. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

April 12, 2011